Exhibit 99.1

Forestar Financial Information

as presented in the Segment Information tables

in D.R. Horton’s Q2 FY 2019 press release issued 4/25/19

	March 31, 2019	September 30, 2018
	(in millions)
Assets
Cash and cash equivalents	$66.4	$318.8
Restricted cash	15.7	16.2
Residential land and lots-developed, under development and held for development	851.5	498.0
Deferred income taxes, net	22.9	26.9
Property and equipment, net	2.4	1.8
Other assets	26.0	31.4

	$984.9	$893.1

Liabilities
Accounts payable	$16.1	$11.2
Accrued expenses and other liabilities	131.9	95.7
Notes payable	149.2	111.7

	$297.2	$218.6

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Six Months Ended March 31, 2019	For the Period from October 5, 2017 to March 31, 2018
	(in millions)
Revenues	$65.4	$22.6	$103.8	$53.5
Cost of sales	43.7	16.2	74.3	35.5
Selling, general and administrative expense	6.2	5.6	11.9	19.1
Gain on sale of assets	—	(2.7)	(0.9)	(2.7)
Interest expense	—	2.1	—	4.2
Other (income) expense	(0.9)	(3.2)	(2.8)	(11.3)

Income before income taxes	$16.4	$4.6	$21.3	$8.7

Summary Cash Flow Information:
Cash used in operating activities			$(283.4)	$(150.2)